                                                                    Exhibit 10.8

                           REVOLVING LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of this 27th day of February, 1998 (the "Effective Date,"), by and between E-Sport, Inc., a Delaware corporation (the "Borrower"), Athlete Direct Inc., a corporation and wholly owned subsidiary of Borrower ("AD"), Pro Sports Xchange, a Delaware corporation and wholly owned subsidiary of Borrower ("PSX," and collectively with, AD, the "Subsidiaries"), and NMSS Partners, LLC, a Delaware limited liability company (the "Lender").

                                    RECITALS

     A. WHEREAS, Borrower desires to borrow up to Four Million Five Hundred Thousand Dollars ($4,500,000) for working capital purposes of Borrower and its Subsidiaries from Lender; and

     B. WHEREAS, Lender has agreed to make a loan in the principal amount of up to Four Million Five Hundred Thousand Dollars ($4,500,000) to Borrower in accordance with the terms and conditions provided herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representation and warranties hereinafter set forth, the parties hereto agree as follows:

     1.  DEFINITIONS.

          1.1 Business Day. The term "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the United States are required by law to close.

          1.2 Maturity Date. The term "Maturity Date" means the earlier of (a) ___________________ (b) the date on which any of the following transactions are consummated: (i) any acquisition of the Borrower by means of merger or other form of corporate reorganization in which outstanding shares of the Borrower are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction or a transaction in which, upon consummation, more than 60% of the outstanding voting securities of the acquiring corporation are owned by the common stockholders of the Borrower as in existence immediately prior to the consummation of such transaction), (ii) a sale of all or substantially all of the assets or stock of the Borrower to any entity in which more than 60% of the equity interests in such entity are not held by the common stockholders of the Borrower as in existence immediately prior to the consummation of such transaction, or (iii) an underwritten public offering of the Common Stock of the

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

Borrower pursuant to the Securities Act of 1933 which results in net proceeds to the Borrower of at least $10 million.

      2.  AMOUNT AND TERMS OF THE LOAN.

          2.1 Loan. Subject to, and upon the terms and conditions herein set forth (including, without limitation, the restrictions contained in Section 5.7 hereof), Lender agrees to make a loan to Borrower in the principal amount of up to Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Loan"). Borrower may request disbursements of all or a portion of the Loan, subject to the restrictions set forth in Section 5.7 hereof, at any time prior to the Maturity Date upon the terms and limitations contained herein; provided; however, that the principal balance outstanding at any time shall not exceed $4,500,000.

          2.2 Interest. Interest shall accrue on the unpaid principal balance of the Loan at the Loan Rate. The "Loan Rate" shall be the lesser of the prime rate plus one percent (1%) or the maximum rate allowable by law. The prime rate as. of any date shall be determined by reference to the prime rate as published in the Wall Street Journal (the base rate on corporate loans posted by at least 75% of the thirty largest U.S. banks). Interest shall be payable monthly on the last day of the month, provided that should such date not be a Business Day, interest shall be payable on the next Business Day. Any amount of principal and accrued interest which is not paid when due shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at the Loan Rate or the maximum rate allowable by law. Interest shall be computed daily at the Loan Rate on the basis of the actual number of days in which all or any portion of the principal amount hereof is outstanding computed on the basis of a 360 day year.

          Principal and interest shall be payable in lawful money of the United States at Lender's offices located at the address set forth below.

          2.3 Disbursements. Borrower may borrow any amount up to an aggregate amount of Four Million Five Hundred Thousand Dollars ($4,500,000) by providing written notice to Lender ___________________ which notice shall include the amount of such borrowing, the date of such borrowing and certification as to the satisfaction of the conditions set forth in Section 5 hereof; provided
_______________________________ _____________________________________________.
Within the limits set forth in this Agreement, Borrower may borrow, repay and reborrow amounts under this Agreement, provide that the aggregate principal balance outstanding under this Agreement at any given time shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000).

          2.4 Recordings of Disbursements. All disbursements of the Loan made by Lender and all repayments of the principal thereof shall be recorded by Lender and endorsed by an officer of Borrower on Schedule A attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of Lender to make any such recordation or of Borrower to make any such endorsement shall not affect the obligations of Borrower hereunder.

      3.  REPRESENTATIONS AND WARRANTIES OF BORROWER.

     Each of the Borrower and the Subsidiaries represent and wan-ant to Lender that:

          3.1 Organization and Standing; Charter Documents. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as such is presently conducted and as proposed to be conducted. It is duly qualified to do business as a foreign corporation in any state or jurisdiction in the United States in which the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. True and accurate copies of the Certificate of Incorporation and Bylaws of it, each as currently in effect, have been made available to Lender and its counsel.

          3.2 Authorization. All corporate action on the part of it and its officers, directors and shareholders that is necessary for the authorization, execution, delivery and performance of this Agreement and any other documents or certificates related thereto (collectively, the "Loan Documents") by it has been taken; and the Loan Documents, when executed and delivered, will constitute valid and legally binding obligations of it, enforceable against it in accordance with their terms.

          3.3 Consents. All consents, approvals, orders, waivers of authorizations of, or registrations, qualifications, designations, declarations or filings with, any court or any federal or state governmental authority or third party required on the part of it in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents will have been obtained prior to and be effective as of the Effective Date.

          3.4 Compliance with Other Instruments. It is not in violation of or default under any provision of its Certificate of Incorporation or Bylaws. It is not in violation of or default in any material respect under any provision of any material instrument or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule, governmental regulation, order or decree, applicable to it.

          3.5 Conduct of Business. The conduct of its business, as now conducted and as proposed to be conducted, will not conflict with or result in a breach of any material terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which it is now obligated.

          3.6 Title to Property and Assets. It owns all of its property and assets free and clear of all mortgages, liens, claims, loans and encumbrances, other than any mortgages, liens, claims, loans or encumbrances created hereunder.

          3.7 Information: Misleading Statements. No representation, warranty or statement by it in this Agreement or the other Loan Documents, or in any written statement or certificate furnished or to be furnished to Lender pursuant thereto contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which made, not misleading.

      4.  REPRESENTATIONS AND WARRANTIES OF LENDER.

     Lender represents and warrants to each of the Borrower and the Subsidiaries that:

          4.1 Organization and Standing; Charter Documents. Lender is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its property and to conduct its business as such is presently conducted and is proposed to be conducted.

          4.2 Authorization. All action on the part of Lender and its members that is necessary for the authorization, execution, delivery and performance of the Loan Documents by Lender has been taken; and the Loan Documents, when executed and delivered, will constitute a valid and legally binding obligations of Lender, enforceable in accordance with their terms.

     5.  CONDITIONS PRECEDENT TO LOAN.

     The obligation of Lender to make each disbursement of the Loan is subject to the satisfaction (or written waiver by Lender) of all the flowing conditions precedent:

          5.1 Representations True. All representations and warranties contained in this Agreement and all other Loan Documents will be true, correct and complete in all respects with the same effect as though such representations and warranties had been made on and as of each disbursement of the Loan.

          5.2 Corporate Documents. Lender will have received, in form and substance satisfactory to Lender and its counsel, a copy of the records of all actions taken by Borrower and the Subsidiaries, including all corporate resolutions of Borrower and the Subsidiaries authorizing or relating to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby, and a certified copy of the Certificates of Incorporation and Bylaws of Borrower and the Subsidiaries.

          5.3 Qualifications and Consents. All authorizations, approvals, permits, consents or waivers if any, of (i) governmental authority or regulatory body of the United States or of any state or (ii) any third party that are required on the part of Borrower or the Subsidiaries in connection with the receipt of the Loan or the execution of this Agreement will have been duly obtained and will be effective on and as of the Effective Date.

          5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transaction contemplated by this Agreement and all documents incident to such transaction will be in form and substance satisfactory to Lender and its counsel, and Lender will have received all counterpart originals or certified or other copies of such documents as it may reasonably request.

          5.5 Performance. Borrower and the Subsidiaries shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by them prior to or at each disbursement of the Loan.

          5.6 Absence of Litigation. No suit, action, proceeding or investigation shall have occurred, be pending or threatened which would or seeks to prevent or delay beyond the Effective Date the consummation of the transactions contemplated by this Agreement and there shall be no other pending or threatened material litigation.

          5.7 Loan in Compliance with Annual Budget. Lender will have received, in form and substance satisfactory to Lender and its counsel, a certificate signed by at least two of the Company's officers stating that the amount of the Loan disbursement requested by the Company does not exceed the amount permitted to be drawn during that calendar year under the Company's annual budget, which budget has been approved by the affirmative vote of at least four of the five authorized directors of the Company.

     6.  SECURITY INTEREST.

     As security for the payment of principal and accrued interest under this Agreement, each of the Borrower and the Subsidiaries hereby grants to the Lender a security interest in all of the their respective assets listed on Schedule B attached hereto (the "Collateral"). Borrower and the Subsidiaries shall not and nothing in this Section 6 shall constitute, or be deemed to constitute, a grant of authority to Borrower or the Subsidiaries to, sell, lease, or otherwise dispose of or encumber the Collateral, or any part of the Collateral, without the prior written consent of Lender, except in the ordinary course of business or as otherwise provided herein. The security interest hereby created shall attach immediately upon execution of this Agreement and concurrently herewith, Borrower and the Subsidiaries shall execute any financing statement or financing statements requested by Lender to perfect the security interest created hereby. Such financing statement or statements shall be on a form or forms approved by the California Secretary of State and Borrower and the Subsidiaries shall forthwith pay to Lender the filing fees required to file such statement or statements in the manner required by the Uniform Commercial Code of California. In addition, Borrower and the Subsidiaries shall pay from their own funds, as they become due, all taxes and assessments levied or assessed against the Collateral, or any part of the Collateral, prior to the final termination of this Agreement. Upon any event of default hereunder, the Lender shall be entitled to all the rights and remedies of a secured creditor with respect to such Collateral as provided for in the Uniform Commercial Code of California.

     7.  COVENANTS OF BORROWER.

     Each of Borrower and the Subsidiaries hereby covenants and agrees with Lender that each shall:

         7.1   Corporate Rights; Facilities; Conduct of Business.

               (a) Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases, qualifications, privileges, franchisee and other authority adequate for the conduct of its business;

               (b) Maintain, preserve and protect all its properties, assets, equipment and facilities in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto;

               (c) Maintain, preserve and protect all of its rights to enjoy and use patents, copyrights, trademarks, trade names, service marks, licenses, leases, and franchises;

               (d) Promptly pay and discharge all taxes when due and payable, except such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with generally accepted accounting principles (and it will promptly notify Lender of any challenge, contest or proceeding pending by or against it before any taxing authority);

               (e) Maintain all banking accounts at FDIC or FSLIC insured banks or other savings institutions acceptable to Lender, and

               (f) From time to time as may be necessary, disclose to Lender in writing any material matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described by it in this Agreement or any of the other Loan Documents (including all schedules and exhibits hereto or thereto) or which is necessary to correct any information set forth or described by it hereunder or thereunder which has been rendered inaccurate thereby.

         7.2 Negative Covenants. So long as any portion of the Loan remains outstanding, neither Borrower nor the Subsidiaries will, without first obtaining Lender's prior written consent:

               (a) declare or pay any dividend on or declare or make any distribution on account of, any shares of any class of stock now or hereafter outstanding (except for dividends or distributions from a Subsidiary to the Borrower), or set apart any sum for such purpose, except for shares of Common Stock issued to its employees pursuant to stock option agreements or debentures.

               (b) issue or enter into any agreement that restricts the Company's ability to repay the Loan or subordinates the repayment of the Loan by more than Four Million Five Hundred Thousand Dollars ($4,500,000).

               (c) Use any portion of the Loan for purposes other than those directly related to the conduct of Borrower's or the Subsidiaries' businesses.

          7.3 Further Assurances. In addition to the obligations and documents which this Agreement expressly requires Borrower and the Subsidiaries to execute, deliver and perform, Borrower and the Subsidiaries will execute, deliver and perform, any and all further acts or documents which Lender may reasonably require to effectuate the purposes of this Agreement or any of the other Loan Documents.

      8.  PREPAYMENT OF THE LOAN.

     Borrower may prepay the Loan at any time without penalty.

      9.  EVENTS OF DEFAULT OF BORROWER.

          9.1 Events of Default. Each of the following shall constitute an event of default ("Event of Default") under this Agreement:

               (a) Borrower shall fail to pay when due (whether by acceleration or otherwise) principal under this Agreement;

               (b) Borrower shall fail to pay when due (whether by acceleration or otherwise) interest under this Agreement, and such default unless otherwise cured shall have continued for a period of five (5) days after receipt of notice from Lender,

               (c) Any representation or warranty made by or on behalf of Borrower in this Agreement, in any other Loan Document or in any statement or certificate given in writing pursuant thereto or in connection therewith is false, misleading or incomplete in any material respect when made (or deemed to have been made);

               (d) Borrower or the Subsidiaries fails or neglects to perform, keep or observe any covenant set forth in this Agreement and the same has not been cured within ten (10) calendar days after Borrower or the Subsidiaries receives notice thereof from Lender;

               (e) Borrower or the Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; provided, however, that any of the foregoing acts by or with respect to a Subsidiary shall not be an Event of Default if, and only if, such act will not adversely affect, impair or subordinate the Borrower's ability to repay the Loan;

               (f) An involuntary case or other proceeding shall be commenced against the Borrower or the Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or the Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; provided, however, that any of the foregoing acts by or with respect to a Subsidiary shall not be an Event of Default if, and only if, such act will not adversely affect, impair or subordinate the Borrower's ability to repay the Loan; or

               (g) This Agreement, for any reason (other than the satisfaction in full of all amounts owing in connection with the Loan) ceases to be, or is asserted by Borrower or the Subsidiaries not to be, a legal, valid and binding obligation of Borrower or the Subsidiaries, enforceable in accordance with its terms, and such occurrence has not been cured to Lender's satisfaction within five (5) calendar days after Borrower or the Subsidiaries receives notice thereof from Lender.

          9.2 Remedies of Lender. If an Event of Default shall occur and be continuing or shall exist, the principal amount outstanding of the Loan and interest accrued thereon shall be immediately due and payable without presentment demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

     10.  RESTRICTIONS ON TRANSFER OF LOAN

          10.1 Right to Transfer. Lender shall not have the right or power to sell, exchange, transfer (with or without consideration), assign or otherwise dispose of (such actions being collectively referred to in this Agreement as "Transfers") the Loan, or any interest therein, except:

               (a) Transfers pursuant to a firmly underwritten public offering of the Borrower's common stock on a Form S- 1, Form SB- I or Form SB-2 Registration Statement filed with the Securities and Exchange Commission under the Securities Act with respect to which the Borrower receives net proceeds of at least $10,000,000 (a "Qualified Public Offering") or Transfers to any member or other equity owner of Lender or any person or entity dud, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Lender (an "Affiliated Entity"); provided, however, that any such Affiliated Entity shall agree in a writing deposited with the Borrower prior to such Transfer to be bound by all of the terms of this Agreement as the "Lender" hereunder.

               (b) Transfers in accordance with the provisions of Section 10.2 below.

          10.2  Transfer of Loan.

               (a) Except for Transfers permitted by the provisions of Section
     10.1 (a) above, the Lender shall not Transfer the Loan unless the consideration for such Transfer consists solely of cash and unless the Lender has first given each of the common stockholders of the Borrower the right to purchase the Loan by delivering to the common stockholders a written offer (the "Offer") to sell the Loan to each and every one of the other common stockholders, which Offer (i) shall remain open for at least thirty (30) days from the date of its transmittal (the "Offer Period"),
     (ii) shall state its exact termination date, and (iii) shall state the identity of the proposed transferee, the price, closing date and all other material terms and conditions of the proposed Transfer. The Offer shall be on the same terms and conditions as the proposed Transfer.

               (b) The Offer may be accepted by any of the common stockholders, (any stockholder so accepting shall be referred to herein as a "Subscribing Stockholder") only by giving written notice of acceptance delivered to the Lender prior to the expiration of the Offer Period, provided that the Subscribing Stockholders collectively shall have accepted the Offer to purchase all (but not less than all) of the Loan. Each Subscribing Stockholder shall be entitled to purchase that fraction of the Loan equal to the fraction obtained by dividing the sum of the number of shares of common stock which such Subscribing Stockholder owns by the aggregate number of shares of common stock then issued and outstanding. Following the foregoing allocation, if any fraction of the Loan remains unallocated and all Subscribing Stockholders' subscriptions have not been filled, the balance of the Loan shall be iteratively allocated by the Borrower among the Subscribing Stockholders whose subscriptions have not been filled, pro rata based upon the foregoing fractions or as mutually agreed to between Subscribing Stockholders, until either the entire balance of the Loan has been allocated, or all subscriptions have been filled.

               (c) Upon termination of the Offer Period, provided that the Subscribing Stockholders collectively shall have accepted the Offer to purchase all (but not less than all) of the Loan, the Borrower shall give written notice to that effect to all Subscribing Stockholders, stating the fraction of the Loan allocated to each Subscribing Stockholder, and the Transfer of the Loan shall thereafter be effected between the Lender and the Subscribing Stockholders upon all of the applicable terms and conditions set forth in the Offer.

               (d) To the extent the entire balance of the Loan has not been fully subscribed by the common stockholders, pursuant to the terms and conditions of Section 11.2(b) above, prior to the expiration of the Offer Period, the Lender shall be free for a period of ninety (90) days beginning the day immediately following the day on which the Offer Period expires to sell to the proposed transferee identified in the Offer the Loan, provided that such sale must be at the same price, and upon the other terms and conditions specified in the Offer.

               (e) Notwithstanding anything to the contrary set forth herein, Lender shall not be permitted to Transfer the Loan to a person (or a person which is controlled by, under common control with, or controls such person) that competes directly with one or more of the lines of business of the Borrower or the Subsidiaries as conducted at the time of such Transfer, unless such Transfer has been approved by at least four of the five authorized directors of the Borrower.

     11.  MISCELLANEOUS.

          11.1 Survival of Representations and Warranties. The representations and warranties contained herein or made pursuant to this Agreement and all other Loan Documents shall survive until the termination of this Agreement.

          11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), telex or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Lender, to:              (b) If to Borrower or the Subsidiaries,
                                            to:
         NMSS Partners, LLC
         11 West Del Mar Boulevard          E-Sport, Inc.
         Pasadena, CA 91105                 _______________________
         Attention:  Ahmed O. Alfi          _____________, CA 92
         FAX: (818) 405-9708                Attention:______________
                                            FAX: (714) ______________

          11.3 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

          11.4 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          11.5 Integration. This Agreement, the exhibits and schedules attached hereto and thereto constitute the entire agreement among the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

          11.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          11.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California, excluding its rules of conflicts of law or choice of law.

          11.8 Assignment. Borrower shall not assign or transfer or permit the assignment or transfer of any of its rights or obligations under this Agreement without the prior written consent of Lender.

          11.9 Severability. Any portion or provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

          11.10 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within' the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:                                 LENDER:

E-SPORT, INC.                             NMSS PARTNERS, LLC

By: /s/ Tyler Goldman                     By:    M&K Financial Capital Corp.
   --------------------------                    Manager
      Tyler Goldman
      President                                  By: /s/ Ahmed O. Alfi
                                                    ----------------------
                                                       Ahmed O. Alfi
                                                       President
By: /s/ Ross Schaufelberger
   --------------------------
     Ross Schaufelberger
     Treasurer and Secretary

ATHLETE DIRECT, INC.                     PRO SPORTS EXCHANGE


By: /s/ Ross Schaufelberger              By: /s/ Tyler Goldman
   --------------------------               -----------------------
    Ross Schaufelberger                         Tyler Goldman
    President                                   President

By: /s/ Michael Scharnagi                By: /s/ Ross Schaufelberger
   --------------------------               ------------------------
    Michael Scharnagi                        Ross Schaufelberger
    Treasurer and Secretary                  Treasurer and Secretary

                                   SCHEDULE A

                           Revolving Promissory Note

                        LOANS AND PAYMENTS OF PRINCIPAL



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                                                      Unpaid           Lender
              Amount of         Amount of            Principal        Recordation        Borrower
  Date         Loan         Principal Repaid          Balance             by           Endorsement By
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

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 Feb 27, 98      $450,000                                                AA                  RS
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

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

                                   SCHEDULE B

                               ASSET OF BORROWER

                             AND THE SUBSIDIARIES.

     (A) all accounts receivable and other rights to payment of money, together with all rights, claims, titles, securities, security interests, liens and guaranties evidencing, securing, guaranteeing payment of, relating to or otherwise with respect to such accounts receivable and rights, including, without limitation, any rights to stoppage in transit, replevin, reclamation and resale and all interest, finance charges or other amounts payable in respect of the foregoing;

     (B)  all notes receivable;

     (C)  all inventory;

     (D)  all equipment;

     (E) all documents and documents of title, including, without limitation, bills of lading, warehouse receipts, trust receipts and the like;

     (F) all chattel paper, documents, instruments, money, notes and drafts;

     (G) all licenses, licensing agreements, contracts, agreements, rights to payment, royalties, license fees, leases of personal property, undertakings, surety bonds, all forms of obligations owing to the Borrower or the Subsidiaries or in which the Borrower or the Subsidiaries may have an interest, however arising or created, all present and future chooses and things in action, goodwill, governmental approvals, tax refunds, all other general intangibles of every kind and nature to which the Borrower or the Subsidiaries may now or hereafter become entitled and however arising, all other refunds of any kind and nature and all rights, remedies, powers and privileges of the Borrower or the Subsidiaries with respect to any of the foregoing;

     (H) all deposit accounts, including, without limitation, any collection accounts and concentration accounts and any other demand, time savings, passbook or like account maintained by the Borrower or the Subsidiaries with any bank, savings and loan association, credit union or other person, all money, cash and checks, drafts, notes, bills, bills of exchange and bonds deposited therein or credited thereto, any increases, renewals, extensions, substitutions and replacements thereof, all interest accruing thereon or any other property of the Borrower or the Subsidiaries received or receivable by the Borrower or the Subsidiaries in respect thereof, whether or not deposited in any such deposit account and all statements, certificates, passbooks and instruments representing any such deposit account;

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

     (I) all intellectual property rights (including, without limitation, any and all rights of the Borrower or the Subsidiaries to sue and collect damages for past, present or feature infringements of any intellectual property rights or for any injury to the goodwill associated with any intellectual property right), trade secrets, catalogs, computer programs, purchase orders, computer software (including, without limitation, all source codes and object codes, all media of any type or nature on which such source codes or object codes are reproduced, copies, stored or maintained at any time and from time to time, and all licenses or other rights entitling the Borrower or the Subsidiaries to use, copy and reproduce such object codes and source codes and all licenses and other rights granted by the Borrower or the Subsidiaries to any other person or entity to copy, use, sell, market or reproduce computer software and such source codes and object codes), technology processes, drawings, blueprints, proprietary information, customer lists, mailing lists;

     (J) all stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments or liquidation payments with respect thereto;

     (K) all rights and claims of the Borrower or the Subsidiaries in or under all policies of insurance owned by the Borrower or the Subsidiaries or covering all or any part of the Collateral, including, but not limited to, insurance for life, fire, damage, loss, and casualty, whether covering life, personal property, real property or tangible rights, together with the proceeds, products, renewals, and replacements thereof, including prepaid or unearned premiums;

     (L) all books and records (including, without limitation, all books of account and ledgers of every kind and nature, customer lists, credit files, computer programs, computer software, computer tapes, other computer materials and records and electronically recorded data) pertaining to the Borrower or the Subsidiaries or any of the Collateral and all equipment, receptacles, containers and cabinets for such books and records, and all files and correspondence relating thereto; and

     (M) all proceeds of any of the foregoing, whether derived from voluntary or involuntary disposition or otherwise, and all products of the foregoing, whether now owned and existing or hereafter acquired or arising and all renewals, replacements, substitutions, additions, accessions, appurtenances, components, repairs, repair parts, spare parts, rents, issues, royalties and profits of, to or from any such property. "Proceed" hereunder shall include (i) whatever is now or hereafter received by the Borrower or the Subsidiaries upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts receivable, general intangible, instruments, securities, credits, documents, letters of credit, chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, contract rights, goods, equipment or other personal property, (ii) any such items that are now or hereafter acquired by the Borrower or the Subsidiaries with any proceeds of Collateral

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

hereunder, (iii) any insurance now or hereafter payable by reason of any loss or damage to any Collateral and any proceeds thereof, and (iv) the right to further transfer, including to pledge, mortgage, license, assign or sell, any of the aforementioned property or rights.

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